Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 29, 2012, among SPN Fairway Acquisition, Inc., a Delaware corporation, A&W Water Service, Inc., a Colorado corporation, AWS, Inc., a Delaware corporation, Hamm & Phillips Service Company, Inc., a Delaware corporation, Integrated Production Services, Inc., a Delaware corporation, LEED Tool Corporation, a Colorado corporation, Monument Well Service Co., a Delaware corporation, Pumpco Energy Services, Inc., a Delaware corporation, Rising Star Services, L.P., a Texas limited partnership and Texas CES, Inc., a Texas corporation, (the “Guaranteeing Subsidiaries”), all of which are subsidiaries of SESI, L.L.C., a Delaware limited liability company (the “Company”), the Company, Superior Energy Services, Inc., a Delaware corporation, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 22, 2006 providing for the issuance of 6.875% Senior Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Sections 4.18 and 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees, jointly and severally, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including, but not limited to, Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, organizer, employee, manager, incorporator, stockholder, member or agent of each Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SPN FAIRWAY ACQUISITION, INC.

A&W WATER SERVICE, INC.

AWS, INC.

HAMM & PHILLIPS SERVICE COMPANY, INC.

INTEGRATED PRODUCTION SERVICES, INC.

LEED TOOL CORPORATION

MONUMENT WELL SERVICE CO.

PUMPCO ENERGY SERVICES, INC.

RISING STAR SERVICES, L.P.

TEXAS CES, INC.

By:	/s/ William B. Masters
Name: William B. Masters Title: Authorized Representative

SESI, L.L.C.

By:	SUPERIOR ENERGY SERVICES, INC.,
its Managing Member

By:	/s/ William B. Masters
Name: William B. Masters
Title: Executive Vice President and General Counsel

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ William B. Masters
Name: William B. Masters
Title: Executive Vice President and General Counsel

[Signature page to 6.875% Senior Notes

due 2014 Supplemental Indenture]

1105 PETERS ROAD, L.L.C.

ADVANCED OILWELL SERVICES, INC.

BLOWOUT TOOLS, INC.

CONCENTRIC PIPE AND TOOL RENTALS, L.L.C.

CONNECTION TECHNOLOGY, L.L.C.

CSI TECHNOLOGIES, LLC

DRILLING LOGISTICS, L.L.C.

FASTORQ, L.L.C.

H.B. RENTALS, L.C.

INTERNATIONAL SNUBBING SERVICES, L.L.C.

NON-MAGNETIC RENTAL TOOLS, L.L.C.

PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.

SEMO, L.L.C.

SEMSE, L.L.C.

STABIL DRILL SPECIALTIES, L.L.C.

SUB-SURFACE TOOLS, L.L.C.

SUPERIOR HOLDING, INC.

SUPERIOR ENERGY SERVICES, L.L.C.

SUPERIOR ENERGY SERVICES COLOMBIA, L.L.C.

SUPERIOR INSPECTION SERVICES, L.L.C.

WARRIOR ENERGY SERVICES CORPORATION

WILD WELL CONTROL, INC.

WORKSTRINGS INTERNATIONAL, L.L.C.

By:	/s/ William B. Masters
Name: William B. Masters
Title: Authorized Representative

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Craig Kaye
Name: Craig Kaye
Title: Vice President

[Signature page to 6.875% Senior Notes

due 2014 Supplemental Indenture]